Exhibit 10.20
Primo Water Corp.
2010 Executive Incentive Plan

Purpose of Plan
This Executive Incentive Plan (the “Plan”) is established to assist Primo Water Corp. (the “Company”) in creating equitable compensation for key employees. The Plan is adopted in accordance with and will be subject to the Company’s 2010 Omnibus Long-Term Incentive Plan (the “Omnibus Plan”). The Plan is intended to incent performance with a mix of short term and long term compensation through cash and equity:
•	Cash Award — Pay for performance for exceeding Company objectives

•	Equity Award — Provide an opportunity for annual equity award [subject to both performance and service conditions,] comprised of 50% options and 50% restricted stock

•	Motivate teamwork among all key employees
Award Formula
•	Cash Award = Incentive pool for exceeding targeted EBITDA.
•	Incentive pool = Actual EBITDA — target EBITDA subject to following:
•	50% of first $1,000,000 in excess of target

•	30% of the next $1,000,000 in excess of target

•	20% of any remainder excess over target EBITDA
•	Incentive pool to be split by executive team based on portion of individual 2010 salary paid over total salaries of participants in the pool during the year.
•	Equity Award = Issuance based on Company and employee specific performance as recommended by CEO and approved by Compensation Committee
•	Target: percent of salary based on position

•	50% Options, 50% Restricted Stock
•	Options will be valued using a Black-Scholes model
Calculation and Payment of Awards:
•	Awards will be calculated after year-end financial results are known, generally after completion of the audited financial statements.

•	Award payment is dependent on the Company being in compliance with all applicable loan agreements, as such may be amended. If any loan agreements are not satisfied, awards shall not be paid for that fiscal year and eliminated.

•	The Compensation Committee shall review and approve the cash and equity awards at its first meeting following the calculation of the award. Equity awards are to be subjective based on Company and individual performance.

•	Equity awards may be subject to additional conditions or vesting requirements, including continued periods of service beyond the performance period.

Separation of Employment:
•	A participant that leaves the Company voluntarily, is dismissed for Cause (as defined in the Omnibus Plan), or is terminated by the Company shall forfeit all rights to his/her current-year award.

•	A participant who separates employment because of death, Disability or Change in Control (Disability and Change in Control have the same meanings as in the Omnibus Plan) shall be eligible for a current-year award. In the event of a participant’s retirement from the Company, the Committee shall have discretion to award the participant a full or pro-rata share of his or her current-year award. In the case of a participant’s death, payments shall be made to the participant’s estate.
•	Upon separation, awards for the current year shall be at the sole discretion of the Board.
Eligibility
•	It is anticipated that the following executive officers shall be eligible to participate in the Plan:
•	B. Prim (29%), M. Castaneda (18%), R. Belmont (14%), M. Gunter (16%), A. Leff (11%), M. Reeves (12%)
•	The Board may add or remove employees in the Plan at any time without prior notice.
General Requirements:
•	Nothing contained in this Plan shall give any employee the right to be retained in the employment of the Company or effect the right of the Company to relocate, change positions, or dismiss any employee.

•	The Compensation Committee reserves the right, in its sole discretion, to make adjustments to the Plan or to individual awards when it believes the integrity, purpose and fairness of the Plan would be better served. Any decisions of the Board shall be conclusive and binding on all parties.

•	It is intended that the Plan be ongoing, however, it may be necessary for the Board to amend or terminate the Plan at any time without prior notification.

•	This Plan will be in effect starting January 1, 2010.

•	For subsequent years, the Plan must be reviewed and approved or amended by the Compensation Committee at the beginning of each fiscal year.

•	To the extent the Company is subject to any tax deduction limits under Section 162(m) of the Internal Revenue Code, this Plan is intended to comply with the “performance-based compensation” requirements of Section 162(m) and will be administered and interpreted accordingly.
Signature:                      /s/ Billy D. Prim                                            Date:                       April 23, 2010